SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 8, 2013
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 8, 2013 it was announced that Vision Systems, a Research Frontiers (Nasdaq: REFR) licensee and tier-one supplier of SPD-Smart electronically dimmable windows, will exhibit (Stand 6D20, Hall B6) its extensive line of Nuance and Noctis SPD-Smart electronically dimmable aerospace window solutions at the 2013 Aircraft Interiors Expo (AIX 2013) being held April 9-11, 2013 in Hamburg, Germany.

AIX 2013 marks the introduction of Vision Systems’ SPD-Smart Xlite aerospace window, the first window with integrated electronics and control panel directly on the aesthetically attractive window reveal. Developed in partnership with Vaupell, a world leader in the production of aircraft interior subassemblies for commercial aerospace applications, this window solution is the state-of-the-art of aerospace windows. The Xlite window is also scratch resistant, very thin and up to 50% lighter when compared to standard polycarbonate windows for added fuel efficiency. No maintenance is required.

Xlite is the newest addition to Vision Systems’ SPD-Smart Nuance and Noctis product lines of SPD-Smart windows. Both of these product lines offer advanced solar protection to enhance flying comfort and increase fuel efficiency, and the SPD-Smart Noctis product line also offers on-demand blackout and the highest level of complete privacy. All of Vision Systems’ SPD-Smart windows can be combined with Vision Systems’ Comfort Shade, a motorized or manual shade made with pleated or rolled fabric.

Vision Systems will feature five different SPD-Smart windows at AIX 2013: Nuance, Nuance Dual, Nuance with management through smart devices, Xlite Nuance with integrated electronics, and Noctis. Each will highlight a distinctive combination of performance features and aesthetics designed to optimally address the unique needs of aircraft OEMs and their customers. All of Vision Systems’ SPD-Smart windows can be controlled by VisiSmart, an application developed by Vision Systems for Android, Apple and other personal electronic devices to control the cabin environment. VisiSmart makes it possible for OEMs and airlines to offer in-flight entertainment, and control of cabin management systems such as lighting, on their passengers’ own handheld devices. Crew members can control the windows through Vision Systems’ CrewView cabin management system.

“OEM customer orders and response to our Nuance and Noctis lines of SPD-Smart aerospace windows has been exceptionally strong, and this has lead to our offering the most extensive line of SPD-Smart electronically dimmable windows in the aircraft industry,” commented Carl Putman, CEO of Vision Systems. “We are known as an ‘Architect of Innovations’, and we’ve developed these products to satisfy the diverse range of needs in the aerospace industry. Our new Xlite window with integrated electronics and controls, developed in partnership with Vaupell, is an example of this. It’s compact, weight-saving and easy to install, and features all of the quality and performance OEMs and their customers expect from Vision Systems.”

The Aircraft Interiors Expo, the world’s largest event dedicated to the aircraft interiors industry, is regarded as the launch event for aerospace designs in cabin interiors, in-flight entertainment, connectivity and passenger services. More information about AIX 2013 is available from the event website.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. This press release is also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Research Frontiers press release dated April 8, 2013.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Joseph M. Harary
By: Joseph M. Harary
Title: President and CEO

Dated: April 8, 2013